UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________________

FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 7, 2015
_________________________

 Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 SW Fifth Ave, Ste 700
Portland, Oregon 97204
(Address of principal executive offices, including zip code)
(503) 268-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The annual meeting of stockholders of Lattice Semiconductor Corporation (the "Company") was held on Thursday, May 7, 2015, in Portland, Oregon. Stockholders representing 111,716,465 shares, or 95.74% of the outstanding shares as of the March 13, 2015 record date, were present in person or were represented at the meeting by proxy. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows.
Proposal 1: Election of Directors

Our board of directors is currently comprised of eight members. Each of the eight nominees for director was elected, and the voting results are set forth below:

Nominee	For	Withheld	Abstain	Broker Non-Votes
Darin G. Billerbeck	100,431,237	542,024	—	10,743,204
Robin A. Abrams	87,413,603	13,559,658	—	10,743,204
John Bourgoin	100,437,047	536,214	—	10,743,204
Balaji Krishnamurthy	100,431,432	541,829	—	10,743,204
Robert R. Herb	100,001,202	972,059	—	10,743,204
Mark E. Jensen	100,442,673	530,588	—	10,743,204
D. Jeffrey Richardson	100,442,173	531,088	—	10,743,204
Frederick D. Weber	100,441,033	532,228	—	10,743,204

Proposal 2: Advisory Approval of Named Executive Officer Compensation

The proposal to approve, as an advisory vote, the compensation of the Company's named executive officers was approved, and the voting results are set forth below:

For	Withheld	Abstain	Broker Non-Votes
100,149,019	764,245	59,997	10,743,204

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of KPMG LLP was approved, and the voting results are set forth below:

For	Withheld	Abstain	Broker Non-Votes
111,263,406	371,844	81,215	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: May 12, 2015	By:	/s/ Byron W. Milstead
Byron W. Milstead Corporate Vice President and General Counsel